                                    INTER-CITY PRODUCTS CORPORATION (USA)










                         SERIES 1996-1 SUPPLEMENT
                    to POOLING AND SERVICING AGREEMENT


                         dated as of July 25, 1996


                                   among


              INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P.,
                              as Transferor,


                  INTER-CITY PRODUCTS CORPORATION (USA),
                               as Servicer,


                                    and


                          LASALLE NATIONAL BANK,
                                as Trustee





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                             TABLE OF CONTENTS


ARTICLE I
        DEFINITIONS; INCORPORATION OF TERMS

        SECTION 1.1  Definitions. . . . . . . . . . . . . . . . . . . . 1
        SECTION 1.2  Incorporation of Terms . . . . . . . . . . . . . .19

ARTICLE II
        DESIGNATION

        SECTION 2.1  Designation. . . . . . . . . . . . . . . . . . . .20

ARTICLE III
        CONDITIONS TO ISSUANCE

        SECTION 3.1  Conditions to Issuance . . . . . . . . . . . . . .20

ARTICLE IV
        PAYMENTS AND ALLOCATIONS

        SECTION 4.1  Interest; Additional Amounts . . . . . . . . . . .20
        SECTION 4.2  Daily Calculations and Series Allocations. . . . .21
        SECTION 4.3  Allocations of Daily Series Collections During
        Revolving Period. . . . . . . . . . . . . . . . . . . . . . . .22
        SECTION 4.4  Allocations of Daily Series Collections (Other
                 than During the
                 Revolving Period). . . . . . . . . . . . . . . . . . .22
        SECTION 4.5  Withdrawals from the Equalization Account. . . . .24
        SECTION 4.6  Available Subordinated Amount. . . . . . . . . . .24
        SECTION 4.7  Write-Offs and Recoveries. . . . . . . . . . . . .25
        SECTION 4.8  Certain Dilution in an Amortization Period or
                 Early Amortization
                 Period . . . . . . . . . . . . . . . . . . . . . . . .26
        SECTION 4.9  Pre-Closing Modification Notification. . . . . . .27
        SECTION 4.10  Calculations of Reserves. . . . . . . . . . . . .27
        SECTION 4.11 Investment of Funds in Transaction Accounts. . . .27

ARTICLE V
        DISTRIBUTIONS AND REPORTS

        SECTION 5.1  Distributions. . . . . . . . . . . . . . . . . . .28
        SECTION 5.2  Payments in Respect of Transferor Certificate. . .29
        SECTION 5.3  Daily Reports and Monthly Reports. . . . . . . . .30
        SECTION 5.4  Annual Tax Information . . . . . . . . . . . . . .30

        SECTION 5.5  Periodic Perfection Certificate. . . . . . . . . .30

ARTICLE VI
        EARLY AMORTIZATION EVENTS

        SECTION 6.1  Early Amortization Events. . . . . . . . . . . . .31
        SECTION 6.2  Early Amortization Period. . . . . . . . . . . . .33

ARTICLE VII
        OPTIONAL REDEMPTION; INDEMNITIES

        SECTION 7.1  Optional Redemption of Investor Interests. . . . .33
        SECTION 7.2  Indemnification by Transferor. . . . . . . . . . .34
        SECTION 7.3  Indemnification by Servicer. . . . . . . . . . . .35

ARTICLE VIII
        MISCELLANEOUS

        SECTION 8.1  Governing Law. . . . . . . . . . . . . . . . . . .35
        SECTION 8.2  Counterparts . . . . . . . . . . . . . . . . . . .35
        SECTION 8.3  Severability of Provisions . . . . . . . . . . . .35
        SECTION 8.4  Amendment, Waiver, Etc.. . . . . . . . . . . . . .35
        SECTION 8.5  Trustee. . . . . . . . . . . . . . . . . . . . . .36
        SECTION 8.6  Instructions in Writing. . . . . . . . . . . . . .36
        SECTION 8.7  Rule 144A. . . . . . . . . . . . . . . . . . . . .36
        SECTION 8.8  Supplemental Ratings Requirement . . . . . . . . .36



                                 EXHIBITS

EXHIBIT A                Part 1.  Form of Class A Certificate
                         Part 2.  Form of Class B Certificate
EXHIBIT B                Form of Daily Report
                         Part 1.  For Use other than in Early
                         Amortization Period
                         Part 2.  For Use in Early Amortization Period
EXHIBIT C                Form of Monthly Report
                         Part 1.  For Use other than in Early
                         Amortization Period
                         Part 2.  For Use in Early Amortization Period
EXHIBIT D                Form of Seller Guaranty

        This SERIES 1996-1 SUPPLEMENT, dated as of July 25, 1996 (this "Supplement"), is made among INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P., a Tennessee limited partnership, as Transferor, INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation, as the Initial Servicer, and LASALLE NATIONAL BANK, a national banking association, as Trustee.

        Pursuant to the Pooling and Servicing Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among Transferor, Servicer and Trustee, Transferor may from time to time issue, and direct Trustee to authenticate, on behalf of the Trust, one or more Series of Certificates representing undivided interests in the Transferred Assets. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a "Supplement" as that term is defined in the Pooling Agreement.

        Pursuant to this Supplement, Transferor and Trustee shall create a Series of Certificates ("Series 1996-1") and specify certain of their terms.


                                 ARTICLE I
                    DEFINITIONS; INCORPORATION OF TERMS


        SECTION 1.1 Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Pooling Agreement. This Supplement shall be interpreted in accordance with the conventions set forth in Part B of that Appendix A.

        (b) Each reference in this Supplement to funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account (or similar phrase) refers only to funds in the administrative sub-accounts of those Accounts that are allocated to Series 1996-1. Unless the context otherwise requires, in this Supplement: (i) each reference to a "Daily Report" or "Monthly Report" refers to a Daily Report or Monthly Report for the Series 1996-1 Certificates; (ii) each reference to the "Servicing Fee" refers to the Servicing Fee allocable to Series 1996-1;
(iii) each reference to the "Series Collection Allocation Percentage" or the "Series Loss Allocation Percentage" refers to the Series Collection Allocation Percentage or Series Loss Allocation Percentage for the Series 1996-1 Certificates; and (iv) each reference to the Transaction Documents shall include a reference to the Certificate Purchase Agreements.

        (c) Each capitalized term defined below relates only to the Series 1996-1 Certificates and to no other Series of Certificates. Whenever used in this Supplement, the following words and phrases shall have the following meanings:



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        "ABR Tranche" means, during any Interest Period, and as the context shall indicate, (i) any portion of the Class A Invested Amount that, in accordance with the Class A Certificate Purchase Agreement, accrues interest based on the Alternate Base Rate and (ii) if the Holder of the Class B Certificates shall have given the notice specified in
Section 3.2 of the Class B Certificate Purchase Agreement (and for so long as such notice continues in effect), the Class B Invested Amount.

        "Additional Amounts" means all amounts payable to the Holders or the Agent pursuant to the Certificate Purchase Agreements, including, without limitation pursuant to Sections 2.2(c), 2.3(b), 4.2, 4.3, 4.5, 4.6, 9.10, and 10.5 of the Class A Certificate Purchase Agreement and Sections 3.2, 3.3, 3.4, 3.5 and 8.5 of the Class B Certificate Purchase Agreement; provided that "Additional Amounts" shall not include principal or interest on the Series 1996-1 Certificates or Non-Usage Fees.

        "Adjusted Eligible Receivables" means, on any Business Day, the result of (a) the aggregate Unpaid Balance of Eligible Receivables, minus
(b) the Unapplied Cash, plus (c) the Aggregate Retained Balances, minus
(d) the sum of Excess Foreign Obligor Balances, Excess Foreign Currency Receivables, Co-Op Advertising Reserves and Cash Discount Reserves, minus
(e) on or after April 1, 2001, all Extended Term Receivables arising on or after such date in each case as reflected in the Daily Report for that day.

        "Aged Receivables Ratio" means, as calculated in each Monthly Report as of the Cut-Off Date for the related Calculation Period, a fraction (expressed as a percentage) having (a) a numerator that is the sum of (i) the aggregate Unpaid Balance of Eligible Receivables (and Receivables that would be Eligible Receivables but for clause (c) of the definition of Eligible Receivables) that remained outstanding 151 to 180 days (except Receivables of General, for which the reference shall be to 61 to 90 days) after their respective original due dates, as determined as of the Cut-Off Date for such Calculation Period, plus (ii) the aggregate Unpaid Balance of Eligible Receivables (and Receivables that would be Eligible Receivables but for clause (c) of the definition of Eligible Receivables) that were written off as uncollectible during the most recently ended Calculation Period and that, if not so written off, would have been outstanding not more than 180 days (except Receivables of General, for which the reference shall be to 90 days) after their respective original due dates, as determined as of that Cut-Off Date, plus
(iii) the aggregate amount of unpaid credit memoranda issued by the Servicer, to the extent that such unpaid credit memoranda have reduced the aggregate balance of Eligible Receivables pursuant to clause (i), and (b) a denominator that is the aggregate amount payable pursuant to invoices giving rise to Eligible Receivables (and Receivables that would be Eligible Receivables but for clause (c) of the definition of Eligible Receivables) that were generated by the Sellers during the Calculation Period that occurred seven Calculation Periods (except Eligible Receivables of General, for which the reference shall be to three Calculation Periods and except for Eligible Receivables of Coastline, for which the reference shall be to six Calculation Periods) and prior to the most recently ended Calculation Period, as determined as of the Cut-Off Date for such prior Calculation Period;

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provided, however, that for purposes of calculating this ratio, any unapplied credit memoranda shall be excluded.

        "Agent" means The Chicago Corporation, a Delaware corporation, and its successors and assigns.

        "Aggregate Retained Balances" means, on any Business Day, the aggregate of the balances retained in Lockbox Accounts or Concentration Accounts for items in the process of collection but for which funds have not been made available by the related Lockbox Bank or Concentration Account Bank, provided that (i) no notice of insufficient funds or similar situation shall exist with respect thereto; (ii) the Unpaid Balance of Receivables shall have been reduced by an amount equal to such balances; and (iii) the Obligor which remitted such funds shall have no Receivables which have aged more than 120 days past their respective original invoice dates.

        "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the highest of:

                 (a) the rate of interest announced, from time to time, by the Trustee as its prime commercial rate for United States dollar loans made in the United States for any day, and

                 (b)  the Federal Funds Rate.

Any change in the interest rate resulting from a change in the prime commercial rate announced by the Trustee shall become effective without prior notice to Transferor or Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime commercial rate is announced by the Trustee. The prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Trustee to any customer. The Trustee may make commercial loans or other loans at rates of interest at, above or below the prime commercial rate.

        "Amortization Period" means the period (x) beginning on July 1, 2001, and (y) ending on the earlier of (i) the Expected Final Payment Date and (ii) the date, if any, on which an Early Amortization Period commences.

        "Applicable Ratings Factor" means the Class A Ratings Factor or the Class B Ratings Factor, as specified in each calculation where the Applicable Ratings Factor is used.

        "Applicable Receivables" is defined in Section 4.10.

        "ASA Measuring Period" means, for any Cut-Off Date falling in an Early Amortization Period, the Calculation Period ending on that Cut-Off Date (or the portion thereof falling after the Early Amortization Calculation Date, in the case of the first Cut-Off Date falling in the Early Amortization Period).

        "Available Subordinated Amount" means, at any time during an Early Amortization Period, the amount calculated pursuant to Section 4.6.

        "Base Amount" means, on any Business Day, the result of the following formula:

        [NER x SCAP x (100%-CBRR)] - CASD - CCRR

where:

        NER              =        the Net Eligible Receivables as
                                  reported in the Daily Report for that
                                  Business Day;
        SCAP             =        the Series Collection Allocation
                                  Percentage for that Business Day;
        CBRR             =        the Class B Reserve Ratio in effect for
                                  that Business Day;
        CASD     =       the Class A Subordination Deficit for that
                                  Business Day; and
        CCRR     =       the Carrying Cost Receivables Reserve as
                                  reported in the Daily Report for such
                                  day.

        "Carrying Cost Cash Required Amount" means, on any Business Day, an amount equal to the Current Carrying Costs.

        "Carrying Cost Receivables Reserve" means, on any Business Day, the result of:

                 (a)     the Current Carrying Costs; plus

                 (b)     (i) the Class A Invested Amount, multiplied by
        (ii) 1.5 multiplied by the weighted average of the interest rates on Class A Certificates, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Portfolio Collection Days and the denominator of which is 360; plus

                 (c)     (i) the Class B Invested Amount, multiplied by
        (ii) 1.5 multiplied by the weighted average of the interest rates on the Class B Certificates, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Portfolio Collection Days and the denominator of which is 360; plus

                 (d) (i) the Class A Stated Amount minus the Class A Invested Amount, multiplied by (ii) the Non-Usage Fee Rate, multiplied by (iii) a fraction the numerator of which is the product of two and the number of Portfolio Collection Days and the denominator of which is 360; plus

                 (e) the product of (i) the Series Collection Allocation Percentage at the close of business on the next preceding Distribution Date, multiplied by (ii) the aggregate Unpaid Balance of Receivables on the next preceding Distribution Date, multiplied by (iii) 1%, multiplied by (iv) a fraction the numerator of which is the product of two and the number of Portfolio Collection Days and the denominator of which is 360; minus

                 (f) the balance on deposit in the Carrying Cost Account at the beginning of that Business Day.

        "Cash Discount Credits" means, with respect to any period of time, all cash discounts for prompt payment taken by Obligors with respect to Eligible Receivables of ICP during such period.

        "Cash Discount Reserves" means, on any day, 1.5% of the aggregate Unpaid Balance of those Eligible Receivables of ICP for which cash discounts for prompt payment are available.

        "Certificate Purchase Agreements" means the Class A Certificate Purchase Agreement and the Class B Certificate Purchase Agreement.

        "Class A Certificate" is defined in Section 2.1. Each Class A Certificate shall be substantially in the form of Part 1 of Exhibit A.

        "Class A Certificate Purchase Agreement" means the Class A Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer and the purchaser of the Class A Certificates. The Class A Certificate Purchase Agreement is hereby designated a "Transaction Document" for purposes of the Pooling Agreement.

        "Class A Certificate Spread" means with respect to any Tranche of the Class A Certificates, 1.20% per annum; provided that at any time that an Unmatured Early Amortization Event or an Early Amortization Event has occurred and is continuing, "Class A Certificate Spread" means with respect to any Tranche of the Class A Certificates, 3.20% per annum.

        "Class A Excess Concentration Balances" means, on any day and with respect to all Obligors as a group, the minimum aggregate outstanding balance of Eligible Receivables that do not satisfy all of the following tests:

                 (i) no single Obligor may account for a percentage of Adjusted Eligible Receivables greater than the Class A
        Concentration Percentage multiplied by 35.0%;

                 (ii) no two Obligors together may account for a percentage of Adjusted Eligible Receivables in excess of the Class A Concentration Percentage multiplied by 50.0%;

                 (iii) no six Obligors together may account for a percentage of Adjusted Eligible Receivables in excess of the Class A Concentration Percentage; and

                 (iv) no Obligor (other than the six Obligors with the largest outstanding balances of Eligible Receivables after the eliminations effected pursuant to clauses (i) to (iii) above) may account for more than 10% of the Class A Concentration
        Percentage;

        where "Class A Concentration Percentage" means the Class A Reserve Ratio minus the product of the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on the Cut-Off Date, multiplied by the Dilution Horizon Variable for the Cut-Off Date.

Class A Excess Concentration Balances will be measured on each day during each Distribution Period with respect to Obligors for such period. For purposes of this definition, all Obligors that are Affiliates of each other shall be treated as a single Obligor.

        "Class A Incremental Concentration Balance" means at any time, the excess, if any, of (i) the sum of the Class A Excess Concentration Balances with respect to all Obligors over (ii) the sum of the Class B Excess Concentration Balances with respect to all Obligors. The Class A Incremental Concentration Balance will be measured on each day during each Distribution Period.

        "Class A Invested Amount" means, at any time, the sum of the purchase prices paid for Class A Purchases made at or prior to that time, reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of the Class A Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Class A Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Class A Invested Amount).

        "Class A Purchases" means Purchases made in respect of Class A Certificates pursuant to the Class A Certificate Purchase Agreement.

        "Class A Ratings Factor" means 2.50.

        "Class A Required Reserves" means, at any time, the product of (a) the excess of the Net Eligible Receivables over the Class A Incremental Concentration Balance multiplied by (b) the Class A Reserve Ratio multiplied by (c) the Series Collection Allocation Percentage.

        "Class A Reserve Ratio" means, during any Distribution Period, the greatest of (a) 25%, (b) the Loss Reserve Ratio plus the Dilution Reserve Ratio (each calculated using the Class A Ratings Factor), and (c) the Loss Reserve Ratio (Z-value) plus the Dilution Reserve Ratio (Z-value) (each calculated using the Class A Ratings Factor and the Class A Z-value), in each case as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period, provided that during the period from the Closing Date to the first Distribution Date thereafter, the Class A Reserve Ratio shall be 50.92%.

        "Class A Restrictive Components" means on any Business Day, the sum of (i) the Class A Incremental Concentration Balance and (ii) Included Foreign Obligor Balances; provided that to the extent any Class B Excess Concentration Balance exists as a result of taking into account any Included Foreign Obligor Balance, such Included Foreign Obligor Balance shall be excluded from the calculation of Class A Restrictive Components.

        "Class A Stated Amount" means as to any Class A Certificate, the initial maximum principal amount that may be required to be funded by the Holder of such Certificate, as such amount may be reduced pursuant to
Section 2.3 of the Certificate Purchase Agreement, which initial amount in the aggregate is $60,000,000.

        "Class A Subordination Deficit" means on any Business Day, the positive result (if any) of

                 (a) the Class A Required Reserves, minus the Class B Required Reserves, plus

                 (b)     the Class A Restrictive Components, minus

                 (c)     the Class B Invested Amount.

(all calculated as of the beginning of that Business Day); provided that at any time when no Class A Certificates are outstanding the Class A Subordination Deficit shall equal zero.

        "Class A Z-value"means 2.58.

        "Class B Certificate" is defined in Section 2.1. Each Class B Certificate shall be substantially in the form of Part 2 of Exhibit A.

        "Class B Certificate Purchase Agreement" means the Class B Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer and the purchasers of the Class B Certificates. The Class B Certificate Purchase Agreement is hereby designated a "Transaction Document" for purposes of the Pooling Agreement.

        "Class B Certificate Spread" means with respect the Class B Certificates, 3.50% per annum; provided that at any time that an Unmatured Early Amortization Event or an Early Amortization Event has occurred and is continuing, "Class B Certificate Spread" means with respect to the Class B Certificates 5.50% per annum.

        "Class B Excess Concentration Balances" means, on any day and with respect to all Obligors as a group, the minimum aggregate outstanding balance of Eligible Receivables that do not satisfy all of the following tests:

                 (i) no single Obligor may account for a percentage of Adjusted Eligible Receivables greater than the Class B
        Concentration Percentage multiplied by 45.0%;

                 (ii) no two Obligors together may account for a percentage of Adjusted Eligible Receivables in excess of the Class B Concentration Percentage multiplied by 67.5%;

                 (iii) no four Obligors together may account for a percentage of Adjusted Eligible Receivables in excess of the Class B Concentration Percentage; and

                 (iv) no Obligor (other than the four Obligors with the largest outstanding balances of Eligible Receivables after the eliminations effected pursuant to clauses (i) to (iii) above) may account for more than 12.5% of the Class B Concentration
        Percentage;

        where "Class B Concentration Percentage" means (i) the Class B Reserve Ratio minus (ii) the product of the average of the Dilution Ratios for the period of 12 preceding Calculation Periods ending on the Cut-Off Date, multiplied by the Dilution Horizon Variable for the Cut-Off Date, minus (iii) the quotient of (x) Included Foreign Obligor Balances divided by (y) Adjusted Eligible Receivables.

Class B Excess Concentration Balances will be measured on each day during each Distribution Period with respect to Obligors for such period. For purposes of this definition, all Obligors that are Affiliates of each other shall be treated as a single Obligor.

        "Class B Invested Amount" means, at any time, the sum of the purchase prices paid for Class B Purchases made at or prior to that time divided by 99.45%, reduced (but not below zero) by (a) the aggregate amount of all distributions that have been made to the Holders of the Class B Certificates on account of principal, and (b) the amount of all Investor Write-Offs that have been applied to reduce the Class B Invested Amount (net of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments that have been applied to reinstate the Class B Invested Amount).

        "Class B Purchases" means Purchases made in respect of Class B Certificates pursuant to the Class B Certificate Purchase Agreement.

        "Class B Ratings Factor" means 2.0.

        "Class B Required Reserves" means, at any time, the product of (a) the Net Eligible Receivables multiplied by (b) the Class B Reserve Ratio multiplied by (c) the Series Collection Allocation Percentage.

        "Class B Reserve Ratio" means, during any Distribution Period, the greatest of (a) 18%, (b) the Loss Reserve Ratio plus the Dilution Reserve Ratio (each calculated using the Class B Ratings Factor), and (c) the Loss Reserve Ratio (Z-value) plus the Dilution Reserve Ratio (Z-value) (each calculated using the Class B Ratings Factor and the Class B Z-value), in each case as calculated in the Monthly Report required to be delivered on the Report Date immediately prior to the start of that Distribution Period, provided that during the period from the Closing Date to the first Distribution Date thereafter, the Class B Reserve Ratio shall be 41.54%.

        "Class B Z-value"means 1.96.

        "Closing Date" means July 25, 1996.

        "Co-Op Advertising Credits" mean cooperative advertising credits granted by ICP, but only to the extent that (i) such credits are calculated by means of a flat percentage of sales and require no further action by Obligors to be earned and (ii) such credits are recorded as credits concurrently with the sending of the related invoice.

        "Co-Op Advertising Reserves" means, on any day, all outstanding and unpaid Co-Op Advertising Credits in existence with respect to all Eligible Receivables.

        "Current Carrying Costs" means, on any Business Day during any Distribution Period, the sum of (i) the amount of accrued and unpaid interest on the Series 1996-1 Certificates through such Business Day, (ii) the amount of additional interest that will be accrued and unpaid on the Series 1996-1 Certificates through the last day of such Distribution Period at the interest rates applicable to the Invested Amount as of such Business Day, (iii) the amount of the Servicing Fee that will be payable on the next Distribution Date, (iv) the amount of accrued and unpaid Non-Usage Fees with respect to the Class A Certificates through such Business Day, and (v) the amount of Non-Usage Fees that will accrue and be payable on the next Distribution Date based on the current Stated Amount and Invested Amount of the Class A Certificates.

        "Daily Series Collections" is defined in Section 4.2.

        "DCR" means Duff & Phelps Credit Rating Co.

        "Designated Receivables" is defined in Section 4.10.

        "Dilution Horizon Variable" means, at any time, a fraction having
(a) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables and generated by the Sellers during the three Calculation Periods ending on the most recent Cut-Off Date (as of that Cut-Off Date) and (b) a denominator equal to the Net Eligible Receivables as of the most recent Cut-Off Date.

        "Dilution Ratio" means, as calculated in each Monthly Report as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilution on the Eligible Receivables occurring during the three Calculation Periods ending on the most recent Cut-Off Date (except for Planned ICP Dilution), and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Eligible Receivables that were generated by the Seller during the fifth, fourth and third preceding Calculation Periods (so that, for example, if the Calculation Periods specified in clause (a) corresponded to the April, May and June Calculation Periods, the Calculation Periods in this clause (b) would be the ones corresponding to the January, February and March Calculation Periods).

        "Dilution Reserve Ratio" means, as calculated in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

        {(ARF x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

where:

ADR              =       the average of the Dilution Ratios during the
                         period of 12 consecutive Calculation Periods
                         ending on the related Cut-Off Date;
ARF              =       the Applicable Ratings Factor;
DHV              =       the Dilution Horizon Variable; and
HDR              =       the highest Dilution Ratio as of the end of any
                         of the 12 consecutive Calculation Periods ending on the related Cut-Off Date.

        "Dilution Reserve Ratio (Z-value)" means, as calculated in each Monthly Report, the result (expressed as a percentage) calculated in accordance with the following formula:

        [(ARF x ADR) + (Z-value x SD)] x DHV

where:

ADR              =       the average of the Dilution Ratios during the
                         period of 12 consecutive Calculation Periods
                         ending on the related Cut-Off Date.
ARF              =       the Applicable Ratings Factor.
DHV              =       the Dilution Horizon Variable.
SD               =       the sample standard deviation, during the period
                         of 12 consecutive Calculation Periods ending on the related Cut-Off Date, of the Dilution Ratio.

        "Early Amortization Calculation Date" means the day before an Early Amortization Period begins.

        "Early Amortization Period" means the period beginning on the date (if any) specified in Section 6.2 and ending on the day on which the Invested Amount has been reduced to zero.

        "Eurodollar Tranche" means, during any Interest Period, and as the context shall indicate, (i) any portion of the Class A Invested Amount that, in accordance with the Class A Certificate Purchase Agreement, accrues interest based on LIBOR or (ii) unless the Holder of the Class B Certificates shall have given the notice specified in Section 3.2 of the Class B Certificate Purchase Agreement (and for so long as such notice continues in effect), the Class B Invested Amount.

        "Excess Foreign Currency Receivables" means, on any day, the positive result (if any), of the aggregate Unpaid Balance of Eligible Receivables which are denominated and payable in currencies other than Dollars, minus 0.5% of the aggregate Unpaid Balance of Eligible
Receivables.

        "Excess Foreign Obligor Balances" means, on any day, without duplication, the sum of (a) the positive result (if any), of the aggregate Unpaid Balance of Eligible Receivables generated by Obligors (other than ICP Canada) who are not Domestic Persons, minus 5% of the aggregate Unpaid Balance of Eligible Receivables, plus (b) the positive result (if any), of the aggregate Unpaid Balance of Eligible Receivables generated by any single Obligor who is not a Domestic Person, minus 1% of the aggregate Unpaid Balance of Eligible Receivables, plus (c) the positive result (if any), of the aggregate Unpaid Balance of Eligible Receivables generated by Obligors who are located in countries whose Dollar denominated obligations have a debt rating from S&P of less than "A" (or its equivalent), minus 2% of the aggregate Unpaid Balance of Eligible Receivables.

        "Expected Final Payment Date" means the Distribution Date occurring in September 2001.

        "Federal Funds Rate" means (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business
Day) by the Federal Reserve Bank of New York; provided that if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 100 basis points.

        "Final Scheduled Payment Date" means the Distribution Date occurring in August 2002.

        "First Issuance Date" means July 25, 1996.

        "Fully Funded Date" means the first date falling in the Amortization Period or an Early Amortization Period on which there are funds on deposit in the Carrying Cost Account and the Principal Funding Account that, in the aggregate, equal or exceed the sum of (i) any Servicing Fee payable to anyone other than a Related Person on the first Distribution Date falling after that date, and (ii) the Investor Repayment Amount.

        "Guarantor" means ICP, in its capacity as the guarantor under the Seller Guaranty.

        "Holdback Account Termination Date" is defined in Section 4.4.

        "Holder" means a Holder (as defined in the Pooling Agreement) of a Class A Certificate or Class B Certificate.

        "Included Foreign Obligor Balances" means, on any day, the result of (i) the aggregate Unpaid Balance of Eligible Receivables generated by Obligors (other than ICP Canada) who are not Domestic Persons minus (ii) the Excess Foreign Obligor Balances.

        "Interest Payment Date" means, (i) with respect to any ABR Tranche, the date that is one month after the first day of such Tranche's Interest Period (provided that if such day is not a London/U.S. Business Day, the Interest Payment Date shall instead be the next London/U.S. Business Day), or (ii) with respect to a Eurodollar Tranche, the date that is one month after the first day of such Eurodollar Tranche's Interest Period (provided that if such day is not a London/U.S. Business Day, the Interest Payment Date shall instead be the next day that is a London/U.S. Business Day, unless such day falls in the next calendar month, in which case the Interest Payment Date shall instead be the next preceding day that is a London/U.S. Business Day).

        "Interest Period" means as to each Tranche (if any) from time to time, each period from and including the date upon which that Tranche was first designated as such pursuant to the Class A Certificate Purchase Agreement (or the end of the preceding Interest Period for such Tranche, if there has been one) to but excluding the date that is one month thereafter; (provided, with respect to an Interest Period for a Eurodollar Tranche, that if such day is not a London/U.S. Business Day, the Interest Payment Date shall instead be the next day that is a London/U.S. Business Day, unless such day falls in the next calendar month, in which case the Interest Payment Date shall instead be the next preceding day that is a London/U.S. Business Day).

        "Invested Amount" means, at any time, the sum of the Class A Invested Amount plus the Class B Invested Amount.

        "Investor Allocable Dilution" means for any Calculation Period or ASA Measuring Period, the product of the aggregate amount of Dilution for that Calculation Period or ASA Measuring Period as to which neither the applicable Seller nor the Guarantor has made any payment required by Section 3.1 of the Purchase Agreement or the Seller Guaranty on account of Seller Dilution Adjustments multiplied by the Series Loss Allocation Percentage as of the beginning of that Calculation Period or ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that Calculation Period or ASA Measuring Period.

        "Investor Allocable Dilution Adjustments" is defined in Section
4.8.

        "Investor Allocable Loss Amount" means, for any ASA Measuring Period, the product of the Loss Amount for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

        "Investor Allocable Recoveries" means, for any ASA Measuring Period, the product of the Net Recoveries for that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period, multiplied by the Investor Allocation Percentage as of the first Business Day of that ASA Measuring Period.

        "Investor Allocation Percentage" means:

                 (x) on any Business Day falling in the Revolving Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of that Business Day, and (b) the denominator of which is the Base Amount as of that Business Day; and

                 (y) on any Business Day falling in the Amortization Period or an Early Amortization Period, a fraction (expressed as a percentage, which in any event may not exceed 100%) (a) the numerator of which is the Net Invested Amount as of the first day of the Amortization Period or the Early Amortization Calculation Date, as applicable, and (b) the denominator of which is the Base Amount as of the first day of the Amortization Period or the Early Amortization Calculation Date, as applicable.

        "Investor Repayment Amount" means, on any Business Day falling in the Amortization Period or an Early Amortization Period, the sum of (a) the outstanding principal amount of the Series 1996-1 Certificates, plus
(b) the interest and any Additional Amounts known to be payable on the Series 1996-1 Certificates on the first Distribution Date falling after that date, plus (c) an amount determined by the Trustee as reasonably expected to constitute Additional Amounts but are not known to be payable on the Series 1996-1 Certificates on the first Distribution Date falling after that date.

        "Investor Write-Offs" means, as calculated in any Monthly Report relating to a Calculation Period falling completely or partially in an Early Amortization Period:

                 (a) if the Available Subordinated Amount is greater than zero at the end of the related ASA Measuring Period, zero; and

                 (b) if the Available Subordinated Amount is zero at the end of the related ASA Measuring Period (after taking into account any reduction in the Available Subordinated Amount shown in such Monthly Report), the excess (if any) of (x) the sum of the Investor Allocable Loss Amount and the Investor Allocable Dilution minus the sum of Investor Allocable Recoveries and Investor Allocable Dilution Adjustments for the related ASA Measuring Period, over (y) the Available Subordinated Amount as of the beginning of that ASA Measuring Period.

        "LIBOR" means, for any Interest Period, the quotient determined by dividing (i) the one-month rate described on the Dow Jones Telerate System, page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on the LIBOR Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D of the Federal Reserve Bank (or any successor category of liabilities under Regulation D).
Notwithstanding the foregoing, in the event that such rate is not provided, LIBOR shall mean the rate determined in accordance with the following procedure:

                   (i)   The Agent on the LIBOR Determination
        Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Agent, to provide the Agent with its offered quotation for deposits in United States Dollars for the upcoming one-month period, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States Dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

                  (ii)   If fewer than two quotations are
        provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Agent for one-month United States Dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States Dollars in such market at such time; provided, however, that if the banks so selected by the Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

        "LIBOR Determination Date" means, for any Interest Period, the date which is two London/U.S. Business Days prior to the date on which such Interest Period begins.

        "London Business Day" means any day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

        "London/U.S. Business Day" means a day that is both a Business Day and a London Business Day.

        "Loss Amount" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Receivables held by the Trust that became Write-Offs during that ASA Measuring Period, minus (b) the amount of Recoveries received during that ASA Measuring Period.

        "Loss Reserve Ratio" means, as calculated in each Monthly Report, the result (expressed as a percentage) of (a) the Applicable Ratings Factor multiplied by (b) the highest average of the Aged Receivables Ratio for any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Sellers during the five Calculation Periods ending on the most recent Cut-Off Date, and (ii) a denominator equal to the Net Eligible Receivables, as of the most recent Cut-Off Date, multiplied by (d) one plus the Remaining Payment Term Adjustment.

        "Loss Reserve Ratio (Z-value)" means, as calculated in each Monthly Report, the result (expressed as a percentage) of (a) the Loss Reserve Ratio plus (b) the product of the Z-value multiplied by the sample standard deviation of the Aged Receivables Ratio during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date.

        "Maximum Exposure Amount" means, as of any Business Day, the positive result (if any) of (a) the product of (i) the Pro Forma Eligible Receivables, multiplied by (ii) the result (expressed as a decimal) of 100% minus the Pro Forma Reserve Ratio, minus (b) the Net Invested Amount.

        "Net Eligible Receivables" means, at any time, (a) the Adjusted Eligible Receivables, minus (b) the then aggregate amount of all Class B Excess Concentration Balances with respect to all Obligors.

        "Net Invested Amount" means, on any Business Day, the Invested Amount, reduced by the aggregate balance on deposit in the Equalization Account and the Principal Funding Account.

        "Net Recoveries" means, with respect to any ASA Measuring Period, an amount equal to the positive difference (if any) of (a) the amount of Recoveries received in that ASA Measuring Period minus (b) the amount of Receivables that became Write-Offs in that ASA Measuring Period.

        "Non-Usage Fee Rate" means a per annum rate equal to 0.55%.

        "Non-Usage Fees" means the fees payable to the Class A
Certificateholders as provided in Section 4.2(a) of the Class A
Certificate Purchase Agreement.

        "Planned ICP Dilution" means, with respect to any period of time, Dilution (i) arising as a result of Permitted Inventory Management Product Returns or Permitted Terminated Distributor Returns occurring during such period, (ii) constituting Co-Op Advertising Credits granted during such period, or (iii) constituting Cash Discount Credits granted during such period.

        "Principal Payment Date" means (i) with respect to the Class A Certificate during the Revolving Period, any date on which the Class A Invested Amount is to be reduced pursuant to Section 3.1 of the Class A Certificate Purchase Agreement, (ii) with respect to the Class A Certificate during an Amortization Period or Early Amortization Period, each Interest Payment Date falling in such Amortization Period or Early Amortization Period and (iii) with respect to the Class B Certificate, each Distribution Date falling in an Amortization Period or Early Amortization Period.

        "Pro Forma Eligible Receivables" means, at any time, (a) the Adjusted Eligible Receivables, minus (b) the then aggregate amount of all Pro Forma Excess Concentration Balances with respect to all Obligors.

        "Pro Forma Excess Concentration Balances" means, on any day and with respect to all Obligors as a group, the minimum aggregate outstanding balance of Eligible Receivables that do not satisfy all of the following tests:

                 (i) no single Obligor may account for a percentage of Adjusted Eligible Receivables greater than the Pro Forma Reserve Ratio multiplied by 60.0%; and

                 (ii) no three Obligors together may account for a percentage of Adjusted Eligible Receivables in excess of the Pro Forma Reserve Ratio; and

                 (iv) no Obligor (other than the two Obligors with the largest outstanding balances of Eligible Receivables after the eliminations effected pursuant to clauses (i) to (iii) above) may account for a percentage of Adjusted Eligible Receivables that is larger than the Obligor with the third largest balance of Adjusted Eligible Receivables after then eliminations effected pursuant to clauses (i) and (ii) above).

Pro Forma Excess Concentration Balances will be measured on each day during each Distribution Period with respect to Obligors for such period. For purposes of this definition, all Obligors that are Affiliates of each other shall be treated as a single Obligor.

        "Pro Forma Ratings Factor" means 1.5.

        "Pro Forma Reserve Ratio" means, on any Business Day, the greatest of (a) 13.5%, (b) the Loss Reserve Ratio (calculated using the Pro Forma Ratings Factor), and (c) the Loss Reserve Ratio (Z-value) (calculated using the Class B Z-value).

        "Rating Agency" means either of S&P and DCR.

        "Remaining Payment Term" shall mean, as calculated in each Monthly Report as of the most recently ended Cut-Off Date, with respect to any Receivable, the number of days remaining between such Cut-Off Date and its due date (such number not to be less than zero).

        "Remaining Payment Term Adjustment" shall mean, as calculated in each Monthly Report as of the most recently ended Cut-Off Date, the result of (i) (A) (1) the aggregate Remaining Payment Term Weightings divided by the aggregate Unpaid Balance of all Eligible Receivables as of such Cut-Off Date minus (2) 60, divided by (B) 60, multiplied by (ii) 0.4.

        "Remaining Payment Term Weightings" shall mean, as calculated in each Monthly Report as of the most recently ended Cut-Off Date, with respect to each Eligible Receivable, the product of (i) the Unpaid Balance of such Receivable as of such Cut-Off Date multiplied by (ii) the Remaining Payment Term with respect to such Receivable.

        "Required Persons" means

                 (i) for the purposes of instructing the Trustee to declare that the Early Amortization Period has commenced pursuant to Section 6.2. either (x) Holders of Class A Certificates whose aggregate Class Percentages (as defined in the Class A Certificate Purchase Agreement) exceed 66_% or (y) Holders of Class B Certificates whose aggregate Class Percentages (as defined in the Class B Certificate Purchase Agreement) exceed 66_%; and

                 (ii)    for all other purposes, the Agent.

        "Required Receivables" means, on any Business Day:

                 (a) So long as an Early Amortization Period has not commenced, the result of the following formula:

                 SIA + CCRR       X         R
                  (1 - CARR)                       NER
        where:

        SIA              =        the Specified Invested Amount;
        CCRR     =       the Carrying Cost Receivables Reserve, as
                                  reported in the Daily Report for that
                                  Business Day;
        CARR     =       the Class A Reserve Ratio in effect for that
                                  Business Day;
        R                =        the aggregate Unpaid Balance of
                                  Receivables held by the Trust as
                                  reported in the Daily Report for that
                                  Business Day; and
        NER              =        the Net Eligible Receivables minus the
                                  Class A Restrictive Components, each as
                                  reported in the Daily Report for that
                                  Business Day.

                 (b) If an Early Amortization Period has commenced, the result of the following formula:

                 ASIA +  ASA + UCCRR

        where:

        ASIA             =        the Adjusted Specified Invested Amount,
                                  which shall be the Specified Invested
                                  Amount on that Business Day (which
                                  shall equal the Specified Invested
                                  Amount, reduced (but not below zero) by
                                  the amount of all Investor Write-Offs
                                  (net of Investor Allocable Recoveries
                                  and Investor Allocable Dilution
                                  Adjustments that have been applied to
                                  reinstate the Invested Amount));
        ASA              =        the Available Subordinated Amount on
                                  that Business Day; and
        UCCRR    =       the Unfunded Carrying Cost Receivables Reserve
                                  on that Business Day.
 .
        "Revolving Period" means the period beginning on the Closing Date and ending on the day before the first day of the Amortization Period or an Early Amortization Period.

        "Series Allocable Dilution Adjustments" means, for any ASA Measuring Period, the product of the aggregate amount of payments pursuant to Section 3.1 of the Purchase Agreement or pursuant to the Seller Guaranty received during that ASA Measuring Period relating to Dilution that occurred prior to that ASA Measuring Period, multiplied by the Series Loss Allocation Percentage as of the beginning of that ASA Measuring Period.

        "Series 1996-1" is defined in the preamble.

        "Series 1996-1 Certificates" means any of the Class A Certificates and the Class B Certificates.

        "Specified Invested Amount" means (i) during the Revolving Period, the Invested Amount, and (ii) thereafter, the Invested Amount as of the last day of the Revolving Period.

        "Specified Reserves" is defined in Section 4.10.

        "Stated Amount" means as to any Certificate, the initial maximum principal amount that may be required to be funded by the Holder of such Certificate, as such amount may be reduced pursuant to Section 2.3 of the Series A Certificate Purchase Agreement.

        "Tranche" means an ABR Tranche or a Eurodollar Tranche.

        "Transferor Indemnified Losses" is defined in Section 7.2.

        "Transferor Indemnified Party" is defined in Section 7.2.

        "Transferor Payment Percentage" means, on any Business Day, the difference of 100% minus the Investor Allocation Percentage on that Business Day.

        "Trustee One-Time Fees" means all amounts payable to the Trustee pursuant to the last sentence of Section 10.2(b) of the Pooling Agreement (if any).

        "Unapplied Cash" means, on any Business Day, available funds received in the Master Collection Account and reflected in the Daily Report for that Business Day that have not been applied as Collections on a particular Receivable on or prior to the time as of which that Daily Report is prepared.

        "Unfunded Carrying Cost Receivables Reserve" means, on any Business Day falling in an Early Amortization Period, the difference (but not less than zero) of (a) the Carrying Cost Receivables Reserve as of the Early Amortization Calculation Date, minus (b) the aggregate Collections deposited into the Carrying Cost Account during the portion of the Early Amortization Period up to and including that Business Day.

        "Unmatured Early Amortization Event" means an event or condition that, upon the giving of notice or the passage of time, would become an Early Amortization Event.

        "Z-value" means the Class A Z-value or the Class B Z-value, as specified in each calculation where the Z-value is used.

        SECTION 1.2 Incorporation of Terms. The terms of the Pooling Agreement are incorporated in this Supplement as if set forth in full herein. As supplemented by this

Supplement, the Pooling Agreement is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Pooling Agreement conflict, the terms of this Supplement shall control with respect to the Series 1996-1 Certificates.

                                ARTICLE II
                                DESIGNATION

        SECTION 2.1 Designation. There is hereby created a Series to be known as the "Series 1996-1 Certificates," consisting of two classes: the $60,000,000 Variable Rate Class A Trade Receivables Backed Certificates, Series 1996-1 (the "Class A Certificates"); and the $10,000,000 Variable Rate Class B Trade Receivables Backed Certificates, Series 1996-1 (the "Class B Certificates"). Subject to the conditions set forth in Article II, Trustee shall authenticate and deliver the Class A Certificates and the Class B Certificates, to or upon the order of Transferor in the aggregate principal amount indicated for each above.

                                ARTICLE III
                          CONDITIONS TO ISSUANCE

        SECTION 3.1 Conditions to Issuance. Trustee will not authenticate the Series 1996-1 Certificates unless all conditions to the issuance of the Series 1996-1 Certificates under Section 6.10 of the Pooling Agreement shall have been satisfied.

                                ARTICLE IV
                         PAYMENTS AND ALLOCATIONS

        SECTION 4.1  Interest; Additional Amounts. (a) Subject to Section
4.1 of the Class A Certificate Purchase Agreement, Transferor may from time to time allocate the outstanding principal amount under the Class A Certificates to one ABR Tranche and up to three Eurodollar Tranches (although the total number of tranches may not exceed three at any one time). Interest on each Tranche shall be payable on the Interest Payment Date applicable to such Tranche.

        (b) Interest on a Eurodollar Tranche of the Class A Certificates shall accrue during any Interest Period at a rate per annum equal to LIBOR plus the applicable Class A Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

        (c) Interest on an ABR Tranche of the Class A Certificates shall accrue during any Interest Period at the Alternate Base Rate in effect from time to time plus the applicable Class A Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

        (d) Interest on the Class B Certificates shall accrue during any Distribution Period at a rate per annum equal to LIBOR plus the Class B Certificate Spread and shall be calculated on the basis of actual days over a year of 360 days.

        (e) Interest with respect to the Series 1996-1 Certificates due but not paid on any Distribution Date or the last day of an Interest Period, as the case may be, will be due on demand with additional interest on the amount at 2% per annum above the Alternate Base Rate to the extent permitted by law (and such interest will be compounded daily); provided, however, that Transferor may direct any such overdue interest (together with such additional interest thereon) to be paid on any Business Day prior to such next Distribution Date or last day of the next Distribution Period from funds on deposit in the Carrying Cost Account.

        (f) Non-Usage Fees shall be payable with respect to the Series 1996-1 Certificates at a daily rate equal to (i) the Non-Usage Fee Rate multiplied by (ii) the remainder of (A) the Stated Amount minus (B) the Class A Invested Amount on each day divided by (iii) 360.

        (g) Trustee One-Time Fees shall also be payable with respect to the Series 1996-1 Certificates as specified in the Pooling Agreement and to the extent (but only to the extent) that funds become available for such Trustee One-Time Fees in accordance with Sections 4.3 and 4.4.

        (h) Additional Amounts shall also be payable with respect to the Series 1996-1 Certificates as specified in the Certificate Purchase Agreements and to the extent (but only to the extent) that funds become available for such Additional Amounts in accordance with Sections 4.3 and 4.4.

        SECTION 4.2 Daily Calculations and Series Allocations. On each Business Day, Servicer shall calculate the Series Collection Allocation Percentage for Series 1996-1 (and, if necessary for that calculation, the Required Receivables), the Carrying Cost Cash Required Amount and, during the Revolving Period and the Amortization Period, the Base Amount. On each Business Day during the Revolving Period or the Amortization Period, Servicer shall also determine whether the Net Invested Amount is greater than, equal to or less than the Base Amount.

        Pursuant to Section 4.3 of the Pooling Agreement, Servicer shall allocate the Series Collection Allocation Percentage of available funds received in the Master Collection Account since the preceding Business Day's allocation to Series 1996-1. The portion of funds so allocated, together with any funds released from the Equalization Account in accordance with Section 4.5 on that Business Day, are called the "Daily Series Collections."

        SECTION 4.3 Allocations of Daily Series Collections During Revolving Period. On each Business Day falling in the Revolving Period, Servicer shall allocate the Investor Allocation Percentage of the Daily Series Collections to the following purposes, in the priority indicated (and to the extent of Daily Series Collections available):

                 first, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals the Carrying Cost Cash Required Amount;

                 second, if Transferor shall have notified the Required Persons in accordance with Section 3.1 of the Class A Certificate Purchase Agreement that it desires to reduce the Invested Amount, to the Principal Funding Account until the funds on deposit in that account equal the amount of such reduction;

                 third, if the Net Invested Amount is greater than the Base Amount, to the Equalization Account in an amount sufficient to reduce the Net Invested Amount to an amount equal to the Base Amount;

                 fourth, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Trustee One-Time Fees payable to the Trustee; and

                 fifth, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Additional Amounts payable to the Holders.

        On such Business Day, Servicer shall allocate the remainder of Daily Collections to make current and/or deferred transfer payments to Transferor in respect of the Transferor Certificate, provided that Transferor may, from time to time, direct Servicer to direct Trustee to hold all or part of the funds to be paid pursuant to this sentence in the Master Collection Account to be applied as Daily Series Collections on the following Business Day.

        If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that is then required to be allocated to the Carrying Cost Account, Servicer shall reallocate such Collections on such day to one or more of the obligations described in priorities second through fifth, and in the preceding paragraph, in the order of priority set forth therein.

        SECTION 4.4 Allocations of Daily Series Collections (Other than During the Revolving Period). On each Business Day (i) not falling in the Revolving Period and (ii) prior to or on the Fully Funded Date, Servicer shall allocate the Daily Series Collections to the following purposes, in the priority indicated (and to the extent of Daily Series Collections available):

                 first, to the Carrying Cost Account to the extent that the balance therein is less than the amount of Current Carrying Costs (other than any Servicing Fee payable to any ICP Person) payable on the Distribution Date relating to the Calculation Period during which such Business Day falls;

                 second, to the Principal Funding Account and to Transferor (or, prior to the Holdback Account Termination Date, to the Holdback Account) in the following amounts:

                         (a) the amount to be transferred to the
                 Principal Funding Account shall equal the product of (i) the Investor Allocation Percentage, multiplied by (ii) the excess of the Daily Series Collections over the amount allocated on that Business Day pursuant to priority first, provided that the aggregate amount so transferred on such Business Day shall in no event exceed the Net Invested Amount prior to such transfer; and

                         (b) the amount to be transferred to Transferor
                 (or, prior to the Holdback Account Termination Date, to the Holdback Account) shall equal the product of (i) the Transferor Payment Percentage, multiplied by (ii) the excess of the Daily Series Collections over the amount allocated on that Business Day pursuant to priority first;

                                  the amount allocated to the Principal
                                  Funding Account pursuant to clause (a)
                                  of this priority second shall be
                                  divided as follows:

                                           (1)     first such amount shall
                                  be allocated to the sub-account for the
                                  Class A Certificates, but the amount
                                  deposited in such sub-account shall in
                                  no event cause the balance therein to
                                  exceed the Class A Invested Amount; and

                                           (2)     any remaining amount
                                  shall be allocated to the sub-account
                                  for the Class B Certificates, but the
                                  amount deposited in such sub-account
                                  shall in no event cause the balance
                                  therein to exceed the Class B Invested
                                  Amount;

                 third, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Trustee One-Time Fees payable to the Trustee;

                 fourth, to hold in the Master Collection Account the amount necessary to pay on the next Distribution Date all Additional Amounts payable to the Holders;

                 fifth, to pay any Servicing Fee payable to any ICP Person on the Distribution Date relating to the Calculation Period during which such Business Day falls; and
                 sixth, the balance to Transferor, provided that prior to the Holdback Account Termination Date, amounts payable to Transferor pursuant to this priority sixth shall be deposited into the Holdback Account and held as provided below.

        The "Holdback Account Termination Date" shall be the earlier to occur of (i) the date that falls twelve months after the beginning of the Early Amortization Period and (ii) the Fully Funded Date. If at any time prior to the Holdback Account Termination Date, the amount of funds on deposit in the Holdback Account exceeds the difference of (1) the Investor Repayment Amount minus (2) the amount of funds then held in the Carrying Cost Account and the Principal Funding Account that are available to pay the Investor Repayment Amount, then the amount of such excess funds shall be released from the Holdback Account and paid to Transferor as current and/or deferred transfer payments. On the Holdback Account Termination Date, Servicer shall calculate an amount equal to (x) the aggregate amount of funds held in the Holdback Account, minus (y) the aggregate Investor Allocable Dilution for the Early Amortization Period as to which no Series Allocable Dilution Adjustments have been received. The amount of such difference, if positive, will be first applied to any outstanding Current Carrying Costs or Additional Amounts, and then the balance will be paid to Transferor. The funds remaining in the Holdback Account after the payment of such amount to Transferor shall be transferred to the Master Collection Account and applied to the items listed in priorities first through sixth above, in that order (except that no such funds shall be allocated to Transferor or the Holdback Account pursuant to priority second and the amount allocable to the Principal Funding Account shall computed using an Investor Allocation Percentage of 100%).

        SECTION 4.5 Withdrawals from the Equalization Account. On any Business Day during the Revolving Period on which no Early Amortization Event or Unmatured Early Amortization Event exists, Servicer may instruct Trustee in writing to withdraw funds from the Equalization Account and apply such funds as Daily Series Collections, so long as the Net Invested Amount would not exceed the Base Amount after giving effect to such transfer and application. On the first day of the Amortization Period or an Early Amortization Period, Servicer shall instruct Trustee to transfer the entire balance in the Equalization Account to the Principal Funding Account.

        SECTION 4.6 Available Subordinated Amount. (a) If an Early Amortization Period begins, Servicer shall promptly calculate the Available Subordinated Amount as of the Early Amortization Calculation Date and report such amount in the Daily Report for the first day in the Early Amortization Period. Servicer shall also calculate the Available Subordinated Amount as of each Cut-Off Date falling in the Early Amortization Period, such calculation to be reflected in the related Monthly Report.

        (b)   The Available Subordinated Amount as of the Early
Amortization Calculation Date shall equal the product of (x) the Investor Allocation Percentage, multiplied by (y) the result of:

                 (i) the product of the Unpaid Balance of Receivables held by Trustee at the opening of business on the Early Amortization Calculation Date, multiplied by the Series Collection Allocation Percentage on that date; minus

                 (ii) the sum of (i) the lesser of (A) the Base Amount and
        (B) the Net Invested Amount and (ii) the Carrying Cost
        Receivables Reserve at the opening of business on the Early Amortization Calculation Date.

        (c) The Available Subordinated Amount, as of any Cut-Off Date in the Early Amortization Period, shall equal the result of:

                 (i) the Available Subordinated Amount as of the preceding Cut-Off Date (or as of the Early Amortization
        Calculation Date, in the case of the first Cut-Off Date falling in the Early Amortization Period); minus

                 (ii) the Investor Allocable Loss Amount with respect to the ASA Measuring Period ending on that Cut-Off Date; minus

                 (iii) any Investor Allocable Dilution with respect to the ASA Measuring Period ending on that Cut-Off Date; plus

                 (iv) subject to Sections 4.7 and 4.8, the Investor Allocable Recoveries and Investor Allocable Dilution Adjustments with respect to the ASA Measuring Period ending on that Cut-Off Date.

        (d) Notwithstanding the foregoing, in no event shall the Available Subordinated Amount at any time be less than zero or greater than the initial Available Subordinated Amount calculated pursuant to subsection (b).

        SECTION 4.7 Write-Offs and Recoveries. (a) In each Monthly Report required to be delivered during the Early Amortization Period, Servicer shall calculate the Investor Write-Offs and the Investor Allocable Recoveries for the most recently ended ASA Measuring Period.

        (b) If the Investor Write-Offs calculated in any Monthly Report exceed zero, the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates shall be reduced by the amount of the Investor Write-Offs with effect from the related Distribution Date. Any such reduction shall be allocated to the Class B Invested Amount until the Class B Invested Amount has been reduced to zero. Any remaining reduction shall be allocated to the Class A Invested Amount.

        (c) If the Invested Amount has been reduced on account of any Investor Write-Offs, then any Investor Allocable Recoveries with respect to any Calculation Period ending after the reduction takes place shall be applied to reinstate the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates, to the extent of such prior reductions that have not previously been reinstated, with effect from the related Distribution Date. Any such reinstatement shall be allocated to the Class A Invested Amount until all prior reductions to the Class A Invested Amount on account of Investor Write-Offs have been reinstated. Any remaining reinstatement shall be allocated to the Class B Invested Amount.

        (d) If Investor Allocable Recoveries applied pursuant to subsection (c) above to reinstate the Invested Amount on any Distribution Date, then Investor Allocable Recoveries shall be applied to increase the Available Subordinated Amount on the same Distribution Date only to the extent of the excess, if any, of the Investor Allocable Recoveries, minus the amount of Investor Allocable Recoveries so applied to reinstate the Invested Amount.

        (e) The outstanding principal amount under the Class A Certificates shall be reduced by any reduction, and increased by any reinstatement, of the Class A Invested Amount pursuant to this Section 4.7 or Section 4.8, in the amount of such reduction or reinstatement. The outstanding principal amount under the Class B Certificates shall be reduced by any reduction, and increased by any reinstatement, of the Class B Invested Amount pursuant to this Section 4.7 or Section 4.8, in the amount of such reduction or reinstatement.

        SECTION 4.8 Certain Dilution in an Amortization Period or Early Amortization Period. (a) In each Monthly Report required to be delivered during the Amortization Period or any Early Amortization Period, Servicer shall calculate the Investor Allocable Dilution and the Series Allocable Dilution Adjustments for the most recently ended Calculation Period or ASA Measuring Period.

        (b) If the Investor Allocable Dilution calculated in any Monthly Report is greater than zero, and there are funds in the Holdback Account, then those funds (up to an amount equal to the amount of the Investor Allocable Dilution), shall be allocated (i) first, in accordance with priority first of the first paragraph of Section 4.4, (ii) second, to the Principal Funding Account (in accordance with priority second of the first paragraph of Section 4.4), so long as the aggregate amount on deposit therein does not exceed the Invested Amount and (iii) third, in accordance with priorities third through sixth of the first paragraph of Section 4.4, in that priority.

        (c) If the Available Subordinated Amount or the Invested Amount has been reduced on account of any Investor Allocable Dilution, then (i) any Series Allocable Dilution Adjustments with respect to any Calculation Period or ASA Measuring Period ending after the reduction takes place and
(ii) any additional funds deposited in the Holdback Account (the "Investor Allocable Dilution Adjustments") shall be allocated (x) first, to reinstate the Invested Amount and the outstanding principal amount of the Series 1996-1 Certificates, and (y) second, to reinstate the Available Subordinated Amount, in each case to the extent not previously reinstated. Any amount so allocated on any day shall be allocated (i) first, in accordance with priority first of Section 4.4, (ii) second, to the Principal Funding Account, so long as the aggregate amount on deposit therein does not exceed the Invested Amount and (iii) third, in accordance with priorities third through sixth of the first paragraph of Section 4.4, in that priority.

        SECTION 4.9 Pre-Closing Modification Notification. The Agent, in its sole discretion, shall be entitled to deliver notice to the Transferor prior to the initial Purchase under the Certificate Purchase Agreements which shall have the following effect:

        (a) the Interest Period for each Tranche shall end on the Distribution Date next succeeding the day on which such Tranche is designated;

        (b) with respect to each Tranche for which the applicable Interest Period does not commence on the first day of a Distribution Period, interest will accrue at a rate equal to the rate upon which interest would otherwise accrue pursuant to Section 4.1(c); and

        (c) a fee (a "Minimum LIBOR Return Fee") would be payable to the Purchasers on each Distribution Date equal to the product of (i) the excess, if any, of (A) LIBOR over (B) such Purchaser's average return on investments in cash or cash equivalents during the preceding Distribution Period multiplied by (ii) the result of (A) the Stated Amount minus (B) the weighted average Class A Invested Amount during such Distribution Period.

        SECTION 4.10 Calculations of Reserves. In calculating each of the Co-Op Advertising Reserves, Cash Discount Reserves, Excess Foreign Currency Receivables, and the amounts in each of the clauses of the definition of Excess Foreign Obligor Balances(collectively, the "Specified Reserves"), Servicer may (but is not required to) deduct from the Receivables of each Obligor whose Receivables are included in the calculation of that Specified Reserve (as to any Specified Reserve, the "Applicable Receivables") an amount equal to any Class B Excess Concentration Balance applicable to that Obligor. In addition, on each Business Day Servicer may calculate the Specified Reserves in any order that it chooses. After having calculated any particular Specified Reserve on a Business Day, Servicer may designate one or more of the Applicable Receivables for that Specified Reserve, with an aggregate Unpaid Balance equal to the amount of that Specified Reserve (and for this purpose one such Applicable Receivable may be so designated as to only the necessary portion of its Unpaid Balance), as "Designated Receivables." Such designation shall be made in an exhibit to the applicable Daily Report.
In calculating each of the remaining Specified Receivables on that Business Day, each of the Designated Receivables shall be deemed not to be Eligible Receivables.

        SECTION 4.11 Investment of Funds in Transaction Accounts. Funds invested in Eligible Investments in the Transaction Accounts in accordance with Section 4.4 of the Pooling Agreement shall mature not later than: (i) with respect to the Equalization Account, the Master Collection Account and the Holdback Account, the next succeeding Distribution Date; and (ii) with respect to the Principal Funding Account and the Carrying Cost Account, the Interest Payment Date(s) on which such funds will be required to be paid out in accordance with the then outstanding Tranches (so that, for example, if two tranches are outstanding, funds up to the amounts required be repaid on the earlier Interest Payment Date shall be invested with maturities not later than such Interest Payment Date and funds in excess thereof may be invested with maturities not later than the second Interest Payment Date).

                                 ARTICLE V
                         DISTRIBUTIONS AND REPORTS

        SECTION 5.1 Distributions. On each Interest Payment Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report (following delivery within the time period required under Section 3.5(c) of the Pooling Agreement), distribute to the Holders of Class A Certificates at or before 2:00 p.m., New York City time, all accrued and unpaid interest on the Class A Certificates, and any additional interest payable to the Holders of Class A Certificates pursuant to Section 4.1, to the extent funds are available for such payment in the Carrying Cost Account. In addition, on each Distribution Date and (with respect to clause (b) below) each Principal Payment Date, Trustee shall, in accordance with instructions set out in the applicable Daily Report (following delivery within the time period required under Section 3.5(c) of the Pooling Agreement), distribute to the Holders at or before 2:00 p.m., New York City time, the following amounts:

                 (a) Non-Usage Fees on the Class A Certificates and accrued and unpaid interest on the Class B Certificates, and any additional interest payable to the Holders of Class B Certificates pursuant to Section 4.1, to the extent funds are available for such payment in the Carrying Cost Account (and in the event of any shortfall, the Holders of Class A Certificates shall first be paid such Non-Usage Fees, and the Holders of Class B Certificates shall second be paid such interest); provided that if any interest which was due and payable to the Holders of Class A Certificates on any Interest Payment Date preceding such Distribution Date pursuant to the first sentence of this Section
        5.1 has not yet been paid in full, then before any payments are made to the Holders pursuant to this clause (a), all such overdue interest shall first be paid to the Holders of Class A Certificates;

                 (b) on each Principal Payment Date, all funds deposited in the Principal Funding Account on or prior to the most recent Cut-Off Date (but in no event in excess of the Invested Amount) shall be distributed (subject to any applicable notification period) in reduction of the Invested Amount; all such amounts on deposit in the Principal Funding Account shall be paid to the Holders of Class A Certificates until they have been paid or provided for in full before any such amounts are paid to the Holders of Class B Certificates;

                 (c) if, on the Expected Final Payment Date or any Distribution Date falling in an Early Amortization Period, the funds on deposit in the Carrying Cost Account (less any Servicing Fee payable on that day to anyone other than an ICP Person) will be equal to or greater than the Invested Amount (after giving effect to the distribution required by subsection (b)), then an amount equal to such remaining Invested Amount shall be withdrawn from the Carrying Cost Account and distributed in reduction of the Invested Amount; all such amounts withdrawn from the Carrying Cost Account shall be paid to the Holders of Class A Certificates until they have been paid or provided for in full before any such amounts are paid to the Holders of Class B Certificates;

                 (d) any Trustee One-Time Fees payable to the Trustee to the extent that funds have been allocated for those Trustee One-Time Fees pursuant to priority fourth of Section 4.3 or priority third of Section 4.4; and

                 (e) any Additional Amounts payable with respect to Series 1996-1 Certificates to the extent that funds have been allocated for those Additional Amounts pursuant to priority fifth of Section 4.3 or priority fourth of Section 4.4 (and in the event of any shortfall, Additional Amounts shall be paid first to Holders of Class A Certificates (pro rata among such Holders according to the Additional Amounts owed to each of them), and second to Holders of Class B Certificates (pro rata among such Holders according to the Additional Amounts owed to each of them)).

        On each Distribution Date, Trustee shall also, in accordance with instructions set out in the applicable Daily Report (following delivery within the time period required under Section 3.5(c) of the Pooling Agreement), distribute at or before 2:00 p.m., New York City time, the Servicing Fee (after having made the distributions specified in Section 5.1(a) herein) to the Servicer to the extent that funds are available for that purpose in the Carrying Cost Account.

        On any Business Day, Trustee shall, in accordance with instructions set out in the applicable Daily Report (following delivery within the time period required under Section 3.5(c) of the Pooling Agreement), distribute to the Holders, at or before 2:00 p.m., New York City time, overdue interest payable pursuant to Section 4.1(e) on such Business Day, to the extent funds are available for such payment in the Carrying Cost Account and such other fees (including Minimum LIBOR Return Fees, Commitment Reduction Fees, Breakage Fees, Non-Usage Fees, Administration Fees, Commitment Fees and Minimum Usage Fees) as shall be due and owing on such day.

        All distributions pursuant to this Section 5.1 shall be distributed to the Holders in immediately available funds by wire transfer.

        SECTION 5.2 Payments in Respect of Transferor Certificate. On each day on which funds are allocated pursuant to Sections 4.3 and 4.4 (and subject to the terms of Section 4.4 relating to the Holdback Account), Trustee shall, in accordance with instructions set out in the applicable Daily Report (following delivery within the time period required under Section 3.5(c) of the Pooling Agreement), distribute to Transferor, in respect of the Transferor Certificate, at or before 2:00 p.m., New York City time, all funds allocated for that purpose in accordance with those Sections. In addition, after the Invested Amount has been repaid in full and all interest and Additional Amounts owed to the Holders and the Agent have been paid, any additional funds on deposit in the Carrying Cost Account, the Equalization Account or the Principal Funding Account shall similarly be paid to Transferor, at or before 2:00 p.m., New York City time, in respect of the Transferor Certificate. Any funds paid to the Transferor pursuant to this Section 5.2 shall be subject to any then-current indemnity obligations of the Transferor pursuant to Section 7.2 of this Supplement, Section 7.3(a) of the Pooling Agreement, Section 10.5 of the Class A Certificate Purchase Agreement and Section 8.5 of the Class B Certificate Purchase Agreement.

        SECTION 5.3 Daily Reports and Monthly Reports. Each Daily Report and Monthly Report shall be substantially in the applicable form set out in Exhibit B or C or in such other form as may be satisfactory to Servicer and Trustee and consistent with the terms of this Supplement and the Pooling Agreement. Copies of each Monthly Report and, upon request, the Daily Report shall be provided free of charge by the Servicer to the Holders of Series 1996-1 Certificates.

        SECTION 5.4 Annual Tax Information. On or before February 15 of each calendar year, beginning with calendar year 1997, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Holder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the holders of the issuer's indebtedness and such other customary information as is necessary to enable such Holders to prepare their federal income tax returns. Notwithstanding anything to the contrary contained in this Agreement, Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons a Form 1099-INT within the period required by applicable law.

        SECTION 5.5 Periodic Perfection Certificate. On or before March 15 of each calendar year, beginning with calendar year 1997, Servicer, on behalf of Trustee, shall furnish or cause to be furnished to Trustee and the Holders an Officer's Certificate setting forth a list of all changes in (a) the name, identity or corporate structure of Transferor or any Seller and (b) the chief executive office of Transferor or any Seller (or in the place of business of Transferor or any Seller that has only one place of business) that have taken place since the date of the Officer's Certificate most recently delivered pursuant to this Section 5.5 (or since the Closing Date, in the case of the first such Officer's Certificate to be delivered), or indicating that no such events have taken place, and stating in each case what filings of UCC financing statements, or amendments thereto, relating to the Transaction Documents have been made in connection with each such event (identifying the date and filing index numbers for each). Any financing statement identified in such an Officer's Certificate delivered to Trustee shall be deemed to have been identified to Trustee in writing for purposes of subsection 11.1(c)(v) of the Pooling Agreement. If any such new UCC financing statements are filed, Servicer shall cause Trustee to be named as secured party (in the case of any filing against Transferor) or assignee of the secured party (in the case of any filing against a Seller).

                                ARTICLE VI
                         EARLY AMORTIZATION EVENTS

        SECTION 6.1 Early Amortization Events. Each of the following shall constitute an "Early Amortization Event":

                 (a)     any of the following shall occur;

                                  (i)  failure on the part of Transferor
                         or Servicer to make any payment of the principal amount of or any interest on the Series 1996-1 Certificates when due, or to make any deposit required by the terms of any Transaction Document within one Business Day after the date the deposit is required to be made, or to make any other payment required by the terms of any Transaction Document on or before three Business Days after the date such payment is required to be made; or

                                  (ii)  failure on the part of Servicer to
                         deliver a Daily Report within the time period required under Section 3.5(c) of the Pooling Agreement, and continuance of such failure for three Business Days; provided that if the Servicer shall have estimated the Base Amount in the Daily Report for one or more days due to adverse circumstances beyond its control (as described in, and subject to the limitations in, such Section 3.5(c)), then the three day grace period specified in this clause (ii) shall be reduced by the number of days on which the Base Amount was estimated (of, if such number of days exceeds three, shall be reduced to zero); or

                                  (iii)  failure on the part of the
                         Servicer to deliver a Monthly Report within the time required under Section 3.5(d) of the Pooling Agreement and the applicable Supplement, and continuance of such failure for three Business Days; or

                                  (iv)  failure on the part of Transferor,
                         Guarantor, Servicer or any Seller duly to observe or perform Section 6.1(f), 6.1(h), 6.1(i), 6.1(j), 6.3(a), 6.3(b), 6.3(c), 6.3(e),
                         6.3(f) or 6.3(g) of the Purchase Agreement or
                         Section 7.2(c), 7.2(d), 7.2(e), 7.2(f), 7.2(h),
                         7.2(i), 7.2(j), 7.2(k), 7.2(m) or 7.2(o) of the
                         Pooling Agreement, which failure continues unremedied for a period of five Business Days;
                         or

                                  (v)  failure on the part of Transferor,
                         Guarantor, Servicer or any Seller duly to observe or perform any other covenant or agreement set forth in any Transaction Document, which failure continues unremedied for a period of 30 days; or

                                  (vi)  Guarantor gives notice of
                         termination of the Seller Guaranty;

                 (b) any representation or warranty made by a Seller in subsection 5.1(d), 5.1(k), 5.1(n), 5.1(o) or 5.1(r) of the
        Purchase Agreement or by Transferor in subsection 2.3(a)(i), 2.3(a)(ii) or 7.1(i) of the Pooling Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days, or any other representation or warranty made by Transferor, Servicer or any Seller in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days; provided that a mistake in the representation of a Receivable as an Eligible Receivable or the breach of a representation and warranty with respect to a Receivable shall not constitute an Early Amortization Event unless and until the applicable Seller has failed to make the cash payments (if any) owed under Sections 3.1 of the Purchase Agreement in respect of such mistake or breach (it being understood that certain of such mistakes or breaches may result in a non-cash adjustment under the Purchase Agreement);

                 (c) a Bankruptcy Event shall occur with respect to Transferor, Servicer, Guarantor or any Seller, or Transferor shall become unable, for any reason, to transfer Receivables or other Transferred Assets to the Trust in accordance with the provisions of this Agreement and the Pooling Agreement; provided that if, at the time any event that would, with the passage of time, become a Bankruptcy Event occurs as a result of a bankruptcy proceeding being filed against Transferor or any Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the Early Amortization Commencement Date, Transferor shall not purchase Receivables and Related Assets from the affected Seller or, if Transferor is the subject of the proceeding, transfer Receivables and Related Transferred Assets to the Trust;

                 (d) the Trust or Transferor shall be required to be registered as an "investment company" under and within the meaning of the Investment Company Act of 1940, as amended;

                 (e) the Net Invested Amount exceeds the Base Amount for a period of two or more consecutive Business Days;

                 (f) a Servicer Default shall have occurred and shall not have been remedied;

                 (g) ICP shall cease to own, directly or indirectly, 100% of the equity interests of Transferor;

                 (h) the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of Transferor or any Seller (including Receivables);

                 (i) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of Trustee in the Receivables or the rights of Transferor under the Purchase Agreement;

                 (j) the aggregate outstanding principal amount of the Buyer Notes exceeds the Maximum Exposure Amount for five or more consecutive Business Days; or

                 (k) any foreclosure or similar proceeding in respect of any adverse claim on any Buyer Note or the Transferor's common stock shall have been commenced; or title to any Buyer Note or Transferor's common stock shall pass to the holders of such adverse claim.

        SECTION 6.2 Early Amortization Period. Upon the occurrence and continuance of any Early Amortization Event described in subsections 6.1(c), (d), (i) or (j), an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-1 Certificateholders, immediately upon the occurrence of such Early Amortization Event. On the tenth day after Transferor receives notice or otherwise becomes aware of the occurrence of any Early Amortization Event described in subsection 6.1(e), an Early Amortization Period shall commence without any notice or other action on the part of Trustee or the Series 1996-1 Certificateholders, unless waived by the Required Persons (except that an Early Amortization Period shall commence immediately upon notice thereof from Trustee or the Required Persons prior to the running of such ten day period). Upon the occurrence and continuance of any other Early Amortization Event, after the applicable grace period, if any, set forth in such subsection, Trustee may (and, at the direction of the Required Persons, shall) by notice then given in writing to Transferor and Servicer, declare that an Early Amortization Period has commenced as of the date of Transferor's receipt of the notice.

                                ARTICLE VII
                     OPTIONAL REDEMPTION; INDEMNITIES

        SECTION 7.1 Optional Redemption of Investor Interests. On any Distribution Date occurring during an Early Amortization Period with respect to the Series 1996-1 Certificates on or after the date that the Invested Amount is reduced to ten percent or less of the sum of the initial Stated Amounts for the Certificates, Transferor shall have the option to redeem the Series 1996-1 Series Interest. The purchase price will be an amount equal to the Invested Amount plus accrued and unpaid interest (and accrued and unpaid interest with respect to interest that was due but not paid on any prior Distribution Date) through the day preceding the Distribution Date at the applicable interest rates (as specified in Section 4.1) for such Certificates plus the aggregate amount by which the Invested Amount has been reduced on account of Investor Write-Offs and Investor Allocable Dilution (and not subsequently reinstated) plus any Additional Amounts then due. Upon the tender of the outstanding Certificates of the Series by the Holders, Trustee shall distribute the amounts, together with all funds on deposit in the Principal Funding Account that are allocable to the Series 1996-1 Certificates, to the Holders of the Series on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Holders. Following any redemption, the Holders of the Series shall have no further rights with respect to the Receivables. In the event that Transferor fails for any reason to deposit in the Principal Funding Account the aggregate purchase price for the Series 1996-1 Certificates, payments shall continue to be made to the Holders of the Series in accordance with the terms of the Pooling Agreement and this Supplement.

        SECTION 7.2 Indemnification by Transferor. Transferor hereby agrees to indemnify the Trust, Trustee, each Holder of a Series 1996-1 Certificate and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons individually being called a "Transferor Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Indemnified Party is a party to any action or proceeding that gives rise to any Transferor Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing collectively being called "Transferor Indemnified Losses") awarded against or incurred by any of them that arise out of or relate to Transferor's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document.

         Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that the Trustee may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any Transferor Indemnified Party be indemnified against any Transferor Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such Transferor Indemnified Party (or the gross negligence or willful misconduct on the part of any of such Indemnified Party's officers, directors, employees, affiliates or agents), (ii) to the extent the same include Transferor Indemnified Losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Transferor for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (iii) to the extent such Indemnified Losses are or result from lost profits (other than any prepayment premium or breakage fee), or (iv) to the extent such Indemnified Losses are or result from taxes asserted with respect to (A) distributions on the Investor Certificates (other than any withholding taxes, if and to the extent that (a) such withholding taxes should have been (but in fact were not) withheld and paid over by the Trust to the relevant taxing authority, (b) such taxing authority asserts a claim for such withholding taxes against the Trust or the Transferor, and (c) the assets of the Trust are insufficient to satisfy such claim at the time a final determination is made that such withholding taxes are due and payable) and (B) federal or other income taxes on or measured by the net income of such Indemnified Party.

        If for any reason the indemnification provided in this section is unavailable to a Transferor Indemnified Party or is insufficient to hold a Transferor Indemnified Party harmless, then Transferor shall contribute to the amount paid by such Transferor Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Transferor Indemnified Party on the one hand and Transferor on the other hand, but also the relative fault (if any) of such Transferor Indemnified Party and Transferor and any other relevant equitable considerations.

        Notwithstanding any provisions contained in any Transaction Document to the contrary, Transferor shall not, and shall not be obligated to, pay any amount pursuant to this Section unless and to the extent that the Transferor has funds available to pay such amounts or funds are allocated thereafter to the Transferor pursuant to the penultimate paragraph of Section 4.3 or priority sixth of Section 4.4 of this Supplement. Any amount which Transferor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Sec. 101 of the Bankruptcy Code) against or corporate obligation of Transferor for any such insufficiency.

        SECTION 7.3 Indemnification by Servicer. Servicer agrees that each Holder of a Series 1996-1 Certificate shall be an "Indemnified Party" for purposes of the Pooling Agreement.

                               ARTICLE VIII
                               MISCELLANEOUS

        SECTION 8.1 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        SECTION 8.2 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        SECTION 8.3 Severability of Provisions. If any one or more of the provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

        SECTION 8.4 Amendment, Waiver, Etc. The provisions of this Supplement may be amended, modified, or waived, subject to Section 13.1 of the Pooling Agreement, Section 10.1 of the Class A Certificate Purchase Agreement and Section 7.1 of the Class B Certificate

Purchase Agreement, from time to time by Servicer, Transferor, Trustee and each Required Person by a written instrument signed by each of them, without the consent of any Holders; provided, that such amendment, modification or waiver shall have the effect specified in clauses (i),
(ii) or (iii) of the Pooling Agreement without obtaining the consent specified in such clause.
        SECTION 8.5 Trustee. Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by Transferor and Servicer.

        SECTION 8.6 Instructions in Writing. All instructions given by Servicer to Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Monthly Report.

        SECTION 8.7 Rule 144A. So long as any of the Series 1996-1 Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Transferor shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or rule 12g3-2(b) thereunder, provide to any Holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a Holder, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

        SECTION 8.8 Supplemental Ratings Requirement. So long as any of the Series 1996-1 Certificates are outstanding, if any provision of the Purchase Agreement, the Pooling Agreement, this Supplement or the Certificate Purchase Agreement requires a person or investment to have a certain rating from S&P, and such person or investment is also rated by DCR, such provision shall be read to also require a rating from DCR that is equivalent to the required rating from S&P.

                       *      *      *      *      *

        IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  INTER-CITY PRODUCTS RECEIVABLES
                                  COMPANY, L.P., as Transferor

                                  By:  Inter-City  Products
                                  Partner Corporation

                                  By:
                                  Name: David Cain
                                  Title:  Senior Vice President


                                  INTER-CITY PRODUCTS CORPORATION
                                  (USA), as Servicer


                                  By:
                                  Name:  David Cain
                                  Title: Senior Vice President


                                  LASALLE NATIONAL BANK, as Trustee


                                  By:
                                  Name:
                                  Title:

                                 EXHIBIT A

                                                         EXHIBIT A-Part I
                                          to the Series 1996-1 Supplement

                                  FORM OF
                    CLASS A, SERIES 1996-1 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.

         INTER-CITY PRODUCTS TRADE RECEIVABLES BACKED CERTIFICATES

                     CLASS A SERIES 1996-1 CERTIFICATE

                                                Maximum Principal Amount:

First Distribution Date:                                 $_______________

        THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Inter-City Products Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of July 25, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among Inter-City Products Receivables Company, L.P., a Tennessee limited partnership, ("Transferor"), INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation, ("Servicer"), and LASALLE NATIONAL BANK, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Supplement dated as of the same date relating to the Series 1996-1 Certificates (the "Supplement"). This Certificate is one of the duly authorized Series 1996-1 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

        Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

        This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

        By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for purposes of Federal, applicable state and local income and franchise and other taxes measured by or imposed on income, the Class A, Series 1996-1 Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust will not be characterized as an association taxable as a corporation or a publicly-traded partnership, (b) agrees that the provisions of the Transaction Documents shall be construed to further that intent, and (c) agrees to treat this Certificate for purposes of Federal, applicable state and local income and franchise and other taxes measured by or imposed on income as indebtedness.

        This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                              INTER-CITY PRODUCTS RECEIVABLES COMPANY,
                               L.P.

                              By:  Inter-City Products Partner
                                  Corporation, its general partner


                              By:
                                Name:
                                Title:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Series 1996-1 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                                           LASALLE NATIONAL BANK, as
                                           Trustee


                                           By:
                                           Name:
                                           Title:


Dated: ___________, 1996

                         PURCHASES AND REPAYMENTS



                                  Principal
                                  Amount of        Outstanding
Amount                            Purchase         Principal      Stated
Purchased                         Repaid           Balance        Amount
---------                         ---------        -----------    ------
              Distribution
Base   LIBOR   Period (if         Base    LIBOR    Base   LIBOR   Reduction
Rate          applicable)         Rate             Rate           Net
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                                        EXHIBIT A-Part II
                                          to the Series 1996-1 Supplement


                                  FORM OF
                     CLASS B SERIES 1996-1 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AGREEMENT HAVE BEEN COMPLIED WITH.

         INTER-CITY PRODUCTS TRADE RECEIVABLES BACKED CERTIFICATES

                    CLASS B, SERIES 1996-1 CERTIFICATE

                                                Maximum Principal Amount:

First Distribution Date:                                 $_______________

        THIS CERTIFIES THAT _________________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Inter-City Products Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of July 25, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among Inter-City Products Receivables Company, L.P., a Tennessee limited partnership, ("Transferor"), INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation, ("Servicer"), and LASALLE NATIONAL BANK, as trustee (together with its successors and assigns in such capacity, "Trustee") and (b) the Supplement dated as of the same date relating to the Series 1996-1 Certificates (the "Supplement"). This Certificate is one of the duly authorized Series 1996-1 Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement and the Supplement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound.

        Unless the certificate of authentication hereon shall have been executed by or on behalf of Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.
        This Certificate does not represent a recourse obligation of, or an interest in, Transferor, any Seller, Servicer, Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Transferred Assets.

        By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of Transferor, and agrees that it is the intent of the Holder that, for purposes of Federal, applicable state and local income and franchise and other taxes measured by or imposed on income, the Class B, Series 1996-1 Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Transferred Assets and the Trust will not be characterized as an association taxable as a corporation or a publicly-traded partnership, (b) agrees that the provisions of the Transaction Documents shall be construed to further that intent, and (c) agrees to treat this Certificate for purposes of Federal, applicable state and local income and franchise and other taxes measured by or imposed on income as indebtedness.

        This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, Transferor has caused this Certificate to be executed by its officer thereunto duly authorized.

                                  INTER-CITY PRODUCTS RECEIVABLES
                                  COMPANY, L.P.

                                  By: Inter-City Products Partner
                                   Corporation, its general partner

                                  By: ____________________________________
                                                     Name:
                                         ________________________________
                                                     Title:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Series 1996-1 Certificates referred to in the Pooling Agreement, as supplemented by the Supplement.

                                  LASALLE NATIONAL BANK, as Trustee


                                  By:__________________________________
                                             Name:
                                   ______________________________
                                             Title:


Dated: ___________, 1996






                     EXHIBIT B OMITTED AS NOT MATERIAL

                     EXHIBIT C OMITTED AS NOT MATERIAL

                                 EXHIBIT D

                                    Inter-City Products Corporation (USA)

                                                                EXHIBIT D
                                              to Series 1996-1 Supplement


                                 GUARANTY


        THIS GUARANTY, dated as of July 25,1996 (this "Guaranty"), is issued by INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation ("Guarantor"), for the benefit of INTER-CITY PRODUCTS RECEIVABLES COMPANY, L.P., a Tennessee limited partnership ("Buyer"), and its successors and assigns.

Guarantor agrees as follows:

        SECTION 1. Definitions. Capitalized terms used in this Guaranty, unless otherwise defined herein, shall have the meaning set forth in Appendix A to the Pooling and Servicing Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Pooling Agreement" among Buyer, Guarantor, as Servicer, and LASALLE NATIONAL BANK, as Trustee.

        SECTION 2. Guaranty. FOR VALUE RECEIVED, Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of each Seller's (each, a "Guaranteed Party") obligations, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, now or hereafter existing or due or to become due, which arise out of or in connection with any Seller Transaction Document other than this Guaranty (all of such obligations being hereinafter collectively called the "Liabilities"); provided that nothing contained herein shall be deemed to constitute credit recourse for the payment of any Receivable; provided further that to the extent (but solely to the extent) that Guarantor's obligations under this Guaranty would breach, violate or constitute an event of default under, that certain Indenture, dated as of March 1, 1993, by and between Guarantor and United States Trust Company of New York, as trustee (the "Indenture"), such obligations shall be deemed void and unenforceable against Guarantor until such time as the Indenture is terminated, at which time such obligations shall be. deemed fully enforceable against Guarantor. Guarantor further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Buyer or its assigns in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

        SECTION 3. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance only upon actual receipt by Trustee of written notice from Guarantor of the discontinuance hereof, provided, however, that no such notice of discontinuance hereof shall affect or impair any of the agreements and obligations of Guarantor hereunder with respect to (i) any and all Liabilities existing prior to the time of actual receipt of such notice by Trustee, any and all Liabilities created or acquired thereafter pursuant to any commitments and agreements made by

Buyer under and with respect to the Purchase Agreement, and any and all extensions or renewals thereof, and (ii) any and all expenses paid or incurred by Buyer or its assigns in endeavoring to collect any of the foregoing and in enforcing this Guaranty; and all of the agreements and obligations under this Guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such other obligations and expenses finally shall have been paid in full.

        SECTION 4. Rescission. Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by Buyer to any of the Liabilities is or must be rescinded or returned by Buyer for any reason whatsoever, such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Buyer, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Buyer had not been made.

        SECTION 5. Certain Actions. Buyer may, from time to time at its sole discretion and without notice to Guarantor, take any or all of the following actions without affecting the obligations of Guarantor hereunder: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities or any obligation hereunder; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including any Guaranteed Party) with respect to any of the Liabilities;
(d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Buyer shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

        SECTION 6. Subrogation. Any amounts received by Buyer from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as Buyer or its assigns may from time to time elect. Until such time as Buyer shall have received payment of the full amount of all Liabilities and performance of all of Guarantor's obligations hereunder, no payment made by or for the account of Guarantor pursuant to this Guaranty shall entitle Guarantor by subrogation, indemnity or otherwise to any payment by any Guaranteed Party or from or out of any property of any Guaranteed Party and Guarantor shall not exercise any right or remedy against any Guaranteed Party or any property of any Guaranteed Party by reason of any performance by Guarantor of this Guaranty.

        SECTION 7. Waiver. Guarantor hereby expressly waives: (a) notice of Purchaser's acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and ' all other notices whatsoever (provided that nothing contained in this clause (c) shall affect any obligations to give notice or make demand as set forth in the Purchase Agreement or the Pooling Agreement); and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

        SECTION 8. Unconditional Nature of Guaranty. No delay on Purchaser's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Purchaser of any right or remedy shall preclude other or @her exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Purchaser except as expressly set forth in a writing duly signed by Purchaser. No action or omission of Purchaser permitted hereunder shall in any way affect or impair Purchaser's rights or Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of each Guaranteed Party's obligations under the Transaction Documents, notwithstanding any right or power of such Guaranteed Party or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder.
Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

        SECTION 9. Information. Guarantor has and will continue to have independent means of obtaining information concerning each Guaranteed Party's affairs, financial condition and business. Purchaser shall not have any duty or responsibility to provide Guarantor with any credit or other information concerning any Guaranteed Party's affairs, financial condition or business which may come into Purchaser's possession.

        SECTION 10. Representations and Warranties. Guarantor represents and warrants as follows:

                 (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                 (b) Due Qualification. It is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction in which (i) the ownership or lease of its property or the conduct of its business requires such licensing or qualification, and (ii) the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Effect.

                 (c)     Power and Authority, Due Authorization.  It has
        (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Guaranty.

                 (d) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (e) No Violation. The execution, delivery and performance of this Guaranty will not (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or by-laws of Guarantor or (B) any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound, (ii) result in or require the creation or imposition of any Adverse Claim (other than a Permitted Adverse Claim) upon any of its properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument or (iii) violate any law or any order, rule or regulation applicable to Guarantor of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Guarantor or any of its properties.

        SECTION 11. Successors and Assigns. (a) This Guaranty shall be binding upon Guarantor and upon Guarantor's successors and assigns and all references herein to Guarantor or any Guaranteed Party shall be deemed to include any successor or successors, whether immediate or remote, to such Person. Guarantor shall not assign any of its obligations hereunder without the prior written consent of Buyer.

        (b) This Guaranty shall inure to the benefit of Purchaser and its successors and assigns. Guarantor acknowledges and agrees that Purchaser's rights under this Guaranty are being assigned to Trustee, for the benefit of the Certificateholders and the Purchasers, pursuant to the Pooling Agreement, as supplemented from time to time (including by the Series 1996-1 Supplement to the Pooling Agreement, of even date with this Guaranty).

        SECTION 12. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. Wherever possible each provision of this Guaranty.. shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        SECTION 13. Consent to Jurisdiction, Waiver of July Trial. Buyer may enforce any claim arising out of this Guaranty in any state or federal court having subject matter jurisdiction and located in New York City, New York and with respect to any such claim, Guarantor hereby irrevocably submits to the Jurisdiction of such courts. Guarantor irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Guarantor, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any suit, action or proceeding and
(ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall preclude Buyer from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court located in New York City, New York and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        SECTION 14. Notices. All notices hereunder shall be given in the manner set forth in Section 13.5 of the Pooling Agreement.


                                  * * * * *

        IN WITNESS WHEREOF, this Guaranty has been executed and delivered by Guarantor duly authorized officer as of the date first written above.



                                           INTER-CITY PRODUCTS CORPORATION
                                            (USA)


                                           By:
                                              ----------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------

                                           Address:  650 Heil-Quaker Blvd.
                                           Lewisburg, Tennessee 37091
                                           Attn:
                                           Telephone:
                                           Facsimile:

                                                               APPENDIX X
                                        to Certificate Purchase Agreement
                                                   Series 1996-1, Class A


                     INDEX OF ADDITIONAL DEFINED TERMS


Administration Fee. . . . . . . . . . . . . . . . . . . . . . . . .  3
Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Agent Administration Fee. . . . . . . . . . . . . . . . . . . . . . 25
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Arrangement Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Assignee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Breakage fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Class Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .  2
Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Commitment Reduction Fee. . . . . . . . . . . . . . . . . . . . . .  4
Credit Exposure . . . . . . . . . . . . . . . . . . . . . . . . . . 27
ICP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Initial Servicer. . . . . . . . . . . . . . . . . . . . . . . . . .  5
LIBOR Office. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Minimum Usage Fee . . . . . . . . . . . . . . . . . . . . . . . . .  8
Non-Usage Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Pooling Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  5
Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Purchasers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Receivables Review. . . . . . . . . . . . . . . . . . . . . . . . . 22
Required Class A Purchasers . . . . . . . . . . . . . . . . . . . . 25
Required Purchasers . . . . . . . . . . . . . . . . . . . . . . . . 25
Series Percentage . . . . . . . . . . . . . . . . . . . . . . . . .  2
Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Supplement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Transferee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Transferor. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Trust Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5